SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): May 2, 2005

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 2, 2005, the Audit Committee of the Board of Directors of Unitil Corporation (“Registrant”) engaged Vitale, Caturano & Company, Ltd. (“VCC”) as the Registrant’s new independent accountant to audit the Registrant’s financial statements for its current fiscal year ending December 31, 2005.

From January 1, 2003, through the date of the engagement of VCC, neither the Registrant nor anyone acting on its behalf consulted with VCC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Registrant’s financial statements, (iii) any matter that was the subject of a disagreement with the Registrant’s former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, or (iv) any matter that was the subject of a reportable event, as defined in Item 304(a)(1)(v) of the Securities and Exchange Commission’s Regulation S-K.

VCC will replace Grant Thornton LLP (“GT”), which declined to stand for re-appointment as the Registrant’s independent accountant pursuant to a letter to the Registrant dated March 29, 2005. The decision by GT to decline to stand for re-appointment was reported in a separate Form 8-K filed by the Registrant on April 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date: May 3, 2005